POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, which are intended to constitute a DURABLE GENERAL POWER OF ATTORNEY:

          That I, BERNARD SELTZER, residing at 707 Virginia Street, Far Rockaway, New York 11691, do hereby make, constitute and appoint my son, David
S. Seltzer, residing at 10 Sterling Place, Lawrence, New York 11559 or in the event David S. Seltzer shall predecease me or for any reason fail to qualify or cease to act, my son, Reuben Seltzer, residing at 21 Glenwood Drive, Great Neck, New York 11021, as my Attorney-in-Fact TO ACT:

          In my name, place and stead in any and all ways which I myself could do, if I were personally present and able, with respect to: real estate transactions; chattel and goods transactions; bond, share and commodity transactions; banking transactions; business operating transactions; insurance transactions; estate transactions; claims and litigation; personal relationships and affairs; benefits from military service; records, reports and statements; and all other matters, to the extent that I am permitted by law to act through an agent.

          In my name, place and stead in any and all ways which I, myself, could do, if I were personally present and able with respect to the power to renounce gifts, claim or disclaim an elective share of a spouse's estate, renounce fiduciary positions or public offices, create a trust or add to an existing trust, receive and inspect confidential tax information and to perform any and all acts that I can perform with respect to tax matters, including the authority to sign any tax returns, agreements, consents or other documents and receive refund checks, and to do any and all other acts to implement the foregoing powers.

          I will not question the sufficiency of any instrument executed by my said Attorney-in-Fact pursuant to this power notwithstanding that the instrument fails to recite the consideration therefor or recites merely a nominal consideration; any person dealing with the subject matter of such instrument may do so as if full consideration therefor had been expressed therein.

          Any third party dealing with said Attorney-in-Fact pursuant to this Power of Attorney may rely conclusively thereon, may assume that it is irrevocable and unconditional and shall not be required to inquire into the authority of said Attorney-in-Fact to act as such unless and until notified directly in writing to the contrary by me.

          This Power of Attorney shall survive my subsequent disability or incompetence.

          All acts done by my Attorney-in-Fact pursuant to this Power of Attorney during any period of disability or incompetence shall have the same effect and inure to the benefit of and bind myself and my distributees, devisees, legatees and personal representatives as if I were competent and not disabled.

          IN WITNESS WHEREOF I have hereunto signed my name this 26th day of August, 2004.


                                         /s/Bernard Seltzer
                                         ------------------------------
                                         Print Name:  Bernard Seltzer



/s/Anne Siebert                        10 Bayberry Drive, Plainview, NY 11803
----------------------------           -------------------------------------
Witness:  Anne Siebert                 Address


/s/Laurie Dillmann                     46 Beverly Avenue, Copiague, NY 11726
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Witness:  Laurie Dillman               Address



                                 ACKNOWLEDGMENT


STATE OF NEW YORK )
                  ) ss.:
COUNTY OF SUFFOLK )

     On the 13th day of September, 2004, before me, the undersigned, personally appeared BERNARD SELTZER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.



                                        /s/June Lahn
                                        -----------------------------------
                                        Notary Public